EXHIBIT 77Q3 TO FORM N-SAR

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 86A01 and 86A02 correctly, the correct answers are as below.

Registrant Name: SKYBRIDGE MULTI-ADVISER HEDGE FUND
File Number: 811-21190
Registrant CIK Number: 0001181848

March 31, 2012

86A01
1,032,566

86A02
$1,148,889